Exhibit 99.U

Exhibit U

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: March 26, 2012

The Williams Companies, Inc.

By:	/s/ Donald R. Chappel
Name: Donald R. Chappel
Title: Chief Financial Officer, Senior Vice President, and Treasurer

Williams Energy, L.L.C.

By:	/s/ Rory L. Miller
Name: Rory L. Miller
Title: Senior Vice President

Williams Discovery Pipeline LLC

By:	/s/ Rory L. Miller
Name: Rory L. Miller
Title: Senior Vice President

Williams Partners GP LLC

By:	/s/ Donald R. Chappel
Name: Donald R. Chappel
Title: Chief Financial Officer and Treasurer

Williams Partners Holdings LLC

By:	/s/ Donald R. Chappel
Name: Donald R. Chappel
Title: Senior Vice President

Williams Gas Pipeline Company, LLC

By:	/s/ Randall L. Barnard
Name: Randall L. Barnard
Title: Senior Vice President

WGP Gulfstream Pipeline Company, L.L.C.

By:	/s/ Randall L. Barnard
Name: Randall L. Barnard
Title: Senior Vice President